UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N Broadway, Oklahoma City, OK		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 26, 2018 the board of directors of the Company appointed Mr. Bill G. Lance, Jr. as a director. Mr. Lance accepted the position effective with the next scheduled Board meeting on August 23, 2018. His term will expire at the annual meeting of shareholders in May 2019 at which time he will stand for re-election. Mr. Lance is the secretary of Commerce for the Chickasaw Nation and is responsible for the management of all commercial business enterprises of the Chickasaw Nation. He received a Master of Public Health degree from the University of Oklahoma, College of Public Health, Bachelor of Science degree from East Central University, and a Fellow of the America College of Healthcare Executives.

There are no arrangements or understandings between Mr. Lance and any other persons pursuant to which he was selected as director and there are no transactions between the Company and Mr. Lance that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Lance will serve on the Independent Directors’ Committee and will participate in the Company’s outside director fee schedule as follows.

•	A retainer of $1,500 per quarter for serving on the Company’s Board of Directors.
•	A retainer of $1,500 per month for serving on the Bank’s Board of Directors.
•	A grant of 10,000 options at the time of attending his first meeting of the Board of Directors.

The option grant is provided under the BancFirst Corporation Non-Employee Directors’ Stock Option Plan and is exercisable at the rate of 25% per year beginning one year from the date of grant. If a director is terminated for cause, all options will be forfeited immediately. If a director ceases to be a member of the Board for any other reason, unvested options will terminate and only previously vested options may be exercised for a period of 30 days following termination (or 12 months in the case of termination on account of death).

Non-employee directors can elect to defer all or any portion of their cash compensation through the BancFirst Corporation Directors’ Deferred Stock Compensation Plan. Under the plan, directors of the Company may defer up to 100% of their Board fees. They are credited for each deferral with a number of stock units based on the current market price of the Company’s stock, which accumulate in an account until such time as the director terminates service as a Board member. Shares of the Company’s common stock are then distributed to the terminating director based upon the number of stock units accumulated in his or her account. Because stock units are not actual shares of the Company’s common stock, they do not have any voting rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BancFirst Corporation
(Registrant)

Date: July 30, 2018	/s/Kevin Lawrence
Kevin Lawrence
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)